UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2009

ADVANCED MEDICAL ISOTOPE CORPORATION (Exact name of registrant as specified in its charter)

Delaware	000-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8131 W. Grandridge Blvd. Suite B. Kennewick, WA	99336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(509) 736-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Advanced Medical Isotope Corporation Commences Development of the Second in a Series of Compact Systems to Produce Medical Isotopes in the United States

Advanced Medical Isotope Corporation (``AMIC'') (Other OTC:ADMD.PK - News) (http://www.isotopeworld.com), a company engaged in the production and distribution of medical isotopes, announced January 22, 2009 that it will partner with the U.S Department of Energy (DOE), through the Pacific Northwest National Laboratory (PNNL) on a twoyear project with the Kharkiv Institute of Physics and Technology (KIPT) in Ukraine, to develop and bring to market an innovative compact-systems technology for producing critically needed medical isotopes. The Global Initiatives for Proliferation Prevention (GIPP) program under DOE's National Nuclear Security Administration (NNSA) and AMIC will each contribute $760,000 to the project.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Dated January 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Medical Isotope Corporation

Date: January 28, 2009	By:	/s/ James C. Katzaroff
Name: James C. Katzaroff
Title: President